UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



    Date of Report: April 12, 2006             Commission File No. 0-8788



                         DELTA NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                 KENTUCKY                             61-0458329
      (State or other jurisdiction of    (I.R.S. Employer Identification No.)
       incorporation or organization)

            3617 Lexington Road
            Winchester, Kentucky                        40391
   (Address of principal executive offices           (Zip Code)


       Registrant's telephone number, including area code (859) 744-6171.

-------------------------------------------------------------------------------


         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(  ) Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

(  ) Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




 INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01 - Entry into Material Definitive Agreement.

     In connection with the closing of the sale by Delta Natural Gas Company, Inc. (the "Company") on April 6, 2005, of its $40,000,000 of 5.75% Insured Quarterly Notes due April 1, 2021 (the "Notes"), the Company entered an Indenture, dated as of March 1, 2006 (the "Indenture"), by and between the Company and the Bank of New York Trust Company, N.A., as trustee. The terms of the Indenture that are material to the Company are summarized below. These terms are a summary and no person should purchase, hold or act with respect to any part of the Notes in reliance upon such summary, but should refer to the terms of the Indenture and Notes in their entirety.

     The Indenture governs the Company's obligations with respect to the Notes, and establishes the trustee's two main roles of (1) enforcing the rights of holders of Notes if an event of default occurs and (2) performing certain administrative duties for the Company in connection with the Notes.

     The Notes will mature on April 1, 2021. The Notes bear interest from the date of issuance at 5.75% calculated on the basis of a 360-day year of twelve 30-day months. Interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2006.

     Under the Indenture, the Company has the option to redeem all or part of the Notes before their stated maturity at any time on or after April 1, 2009. If the Company redeems all or part of the Notes, we must pay 100% of the principal amount of the Notes being redeemed, plus accrued interest up to but not including the date of such redemption.

     Under certain circumstances, the Company is obligated to redeem upon request a representative of a deceased beneficial owner's interests in the Notes prior to stated maturity. This redemption obligation is limited to $25,000 principal amount of Notes of any deceased beneficial owner and $800,000 in aggregate principal amount for all deceased Note holders during any twelve-month period ending on each April 1. The Company may, at its option, grant redemption requests exceeding these yearly limitations.

     The Notes are not convertible into any other security, are not subject to a sinking fund requirement and are unsecured obligations of the Company equal in rank to all of its other unsecured and unsubordinated debt that may be outstanding at any time. Subject only to the restrictions described below, the Indenture does not limit the amount of debt which the Company may incur.

     Under the Indenture, the Company agreed to the following restrictions:

o The Company and its subsidiaries, may not create, issue, incur, guarantee or assume any long-term debt, which ranks prior to or equal to the Notes in right of payment, unless, after the creation, issuance, incurrence or assumption of the additional long-term debt, the net book value of all of the Company's and its subsidiaries' physical property is at least equal to all of the Company's and its subsidiaries' then outstanding long-term debt. The Company is required to include the Notes outstanding in calculating its long-term debt. For purposes of this debt limitation, long-term debt is generally calculated as any of the Company or the Company's subsidiaries' indebtedness that is not payable on demand or not required to be paid within one year after the calculation is made. For purposes of this limitation, the Company's and its subsidiaries' physical property is limited to physical property used or useful to it in the business of furnishing or distributing gas service as a public utility. As of December 31, 2005, after giving effect to the issuance of the Notes and the application of the proceeds from the sale of the Notes, the net book value of all of the Company's and its subsidiaries' physical property would have exceeded its and its subsidiaries' long-term debt by $58,701,098.

o The Company may not declare or pay any dividends or make any distribution upon its common stock, and it may not apply any of its assets to the redemption, retirement, purchase or other acquisition of any of its capital stock. This restriction does not apply:

     >> if after the declaration, payment, distribution or application of assets the Company's shareholders' equity, less the book value of the Company's and its subsidiaries' intangible assets, is at least equal to $25,800,000 as reflected on the Company's then latest available balance sheet (the Company's December 31, 2005 balance sheet, after giving effect to the issuance of the Notes, reflects that the Company's shareholders' equity is $51,524,275); or

     >> to dividends and distributions consisting only of shares of the Company's common stock, but not cash or other property; or

     >>   to  purchases  or  redemptions  of the  Company's  preferred  stock in
          compliance  with  any  mandatory   sinking  fund,   purchase  fund  or
          redemption requirement.

o The Company may not issue, assume or guarantee any debt secured by a lien on any property or asset that it owns. However, this restriction does not apply if, prior to or at the same time as the issuance, assumption or guarantee of that debt, the Company equally and ratably secures the notes. This restriction is also subject to certain exceptions described in the indenture, which include liens securing debt having an aggregate outstanding principal balance of $5,000,000 or less.

o Ambac Assurance Corporation, as the insurer under the financial guaranty insurance policy for the Notes, can require the Company to be engaged in the transmission or distribution of natural gas and be regulated as to rates, to the extent required by law, in each jurisdiction that comprises our service area.

     The Company agreed in the Indenture that it will not consolidate with, merge into or transfer or lease all or substantially all of our assets to another corporation, unless:

-    no  default  will  exist  under  the   indenture   immediately   after  the
     transaction;

o the other corporation assumes all of the Company's obligations under the Notes and the Indenture; and

o    certain other requirements are met.

     The following constitute events of default under the Indenture:

o    default in the payment of principal of the Notes when due;

o default in the payment of any interest on the Notes, when due, if continued for 30 days;

o default in the performance of any other agreement the Company has made in the notes or the Indenture, including the restrictive covenants discussed above, if continued for 60 days after written notice;

o    acceleration of certain of the Company's or its subsidiaries'  indebtedness
     for  borrowed  money  under  the  terms  of  any  instrument   under  which
     indebtedness of $100,000 or more is issued or secured; and

o certain events in bankruptcy, insolvency or reorganization involving the Company.

     If any event of default occurs and is continuing, the trustee or the holders of at least twenty-five percent in principal amount of outstanding Notes may declare the Notes immediately due and payable. Ambac Assurance Corporation, as the insurer under a financial guaranty insurance policy which insures the Notes (and is subject to certain limitations provided in such policy) will control the remedies following an event of default.

     The Indenture will be discharged and canceled upon payment of all the Notes by the Company. The Indenture may also be discharged upon written notice to the trustee and the Company's deposit with the trustee of funds or U.S. Government obligations sufficient to pay the principal of and premium, if any, and interest on the Notes. The Company may only deposit funds or U.S. Government obligations to discharge the Indenture if the Notes mature or are called for redemption within one year of our written notice.

     The Bank of New York Trust Company, N.A., the trustee under the Indenture, has its corporate trust office in Cincinnati, Ohio. In addition to serving as trustee and note registrar under the Indenture, The Bank of New York Trust Company, N.A. serves as:

o    trustee and  debenture  registrar for the Company's  7.15%  Debentures  due
     2018, and

-    trustee and debenture registrar for the Company's 7% Debentures due 2023.


Item 2.04 - Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     Following the closing of the sale of the Notes, the Company by notice to the trustees thereunder called for redemption of the Company's 7.15% debentures due 2018, which have an outstanding balance of approximately $23,681,000, and the Company's 6-5/8% debentures due 2023, which have an outstanding balance of approximately $10,170,000. The effective date of the redemptions will be May 8, 2006. The Company will fund these redemptions with the net proceeds from the sale of the Notes.

* * *


Item 9.01 - Exhibits

10.(a) Form of Indenture  between the  Registrant and The Bank of new York Trust
     Company, N.A., as Trustee (including the Form of Global Security and Form of Note), incorporated herein by referenced to Exhibit 4(d) to that certain Registration Statement on Form S-3 (Reg. No. 333-132322) filed with the SEC on March 10, 2006















                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  DELTA NATURAL GAS COMPANY, INC.
                                                    (Registrant)


                                  By___/s/John F. Hall__________________
                                          John F. Hall
                                          Vice President - Finance,
                                          Secretary & Treasurer
                                            (Signature)

Date:  April 12, 2006